EXHIBIT 10.52
                                                                   -------------

                              CONSULTING AGREEMENT

This Agreement is made effective as of March 6, 2001 by Heartsoft Inc. of 3101 North Hemlock Circle, Broken Arrow, OK, 74012 and Wealth Capital Corporation, of 3160 Camino Del Rio South Suite 118, San Diego, California 92108.

In this Agreement, the party who is contracting to receive services shall be referred to as "HTSF", and the party who will be providing the services shall be referred to as "Wealth".

Wealth has a background in Consulting and is willing to provide services to HTSF based on this background. HTSF desires to have services provided by Wealth.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on March 6, 2001, Wealth will provide the following services (collectively, the "Services"): Wealth Capital Corporation will seek out institutions for the purposes of loaning monies to the company and/or shareholders(s). The monies raised will be returned in the form of HTSF stock.


2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by Wealth shall be determined by Wealth. HTSF will rely on Wealth to work as many hours as may be reasonably necessary to fulfill Wealth's obligations under this Agreement.


3. CONSULTING FEE. HTSF will pay a consulting fee to Wealth based on ___ of cash raised. For the purposes of this Agreement, cash raised means monies received by HTSF that Wealth makes available by introducing its institutional clients.


4. SUPPORT SERVICES. HTSF will not provide support services, including office space and secretarial services, for the benefit of Wealth.

5. NEW PROJECT APPROVAL. Wealth and HTSF recognize that Wealth's Services will include working on various projects for HTSF. Wealth shall obtain the approval of HTSF prior to the commencement of a new project.

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6.         TERM/TERMINATION. Either party upon 30 days written notice to the other party may terminate this Agreement.

7. RELATIONSHIP OF PARTIES. The parties understand that Wealth is an independent contractor with respect to HTSF, and not an employee of HTSF. HTSF will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of Wealth.

8. EMPLOYEES. Wealth's employees, if any, who perform services for HTSF under this Agreement shall also be bound by the provisions of this Agreement.

9. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

                     IF for HTSF:

                               Heartsoft, Inc.
                               Benjamin Shell
                               3101 North Hemlock Circle
                               Broken Arrow, OK 74012

                     IF for Wealth:

                               William A. Welsome
                               President
                               3106 Camino Del Rio South, Suite 118
                               San Diego, California 92108

           Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

10. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

11. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

12. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

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13.        WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

14. APPLICABLE LAW. The laws of the State of California shall govern this agreement.

15. NON-CIRCUMVENTION. As to such persons, business organizations (and their agents) and/or lending resources introduced by Wealth Capital to Undersigned and/or its contact(s)/client(s). Undersigned and/or its contact(s)/client(s) agrees not to enter into any business arrangement or attempt to negotiate directly with such resources without express written permission from Wealth Capital.

16. NON-DISCLOSURE. The Parties hereto agree not to disclose to anyone not a party to this Agreement any names of principles or any other details involved in this transaction except as may be necessary in the conduct of the transaction contemplated herein.


Party receiving services:
Heartsoft, Inc.


   BY:  /s/ Benjamin Shell
      --------------------------
         Authorized Signer
         Benjamin Shell


   Party providing services:
   Wealth Capital Corporation


   BY:  /s/ William A. Welsome
      --------------------------
         President
         William A. Welsome